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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)       June 20, 2002
                                                            --------------------

                                   SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                000-22194                             36-2815480
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(State or Other Jurisdiction of                       (Commission                         (I.R.S. Employer
Incorporation)                                       File Number)                        Identification No.)

233 South Wacker Drive, Chicago, Illinois                                             60606
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(Address of Principal Executive Offices)                                            (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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         ITEM 5:  OTHER EVENTS.

         On June 20, 2002, SPSS Inc., a Delaware corporation, acquired the assets described below from netExs LLC, a Wisconsin limited liability company. The terms and conditions of the asset purchase are specified in an Asset Purchase Agreement, dated as of June 20, 2002, by and among SPSS, netExs and the members of netExs listed as signatories thereto.

         The assets purchased by SPSS include (i) all ownership rights in netExs' software and related documentation, copyrights, trademarks, service marks, brand names, trade names, trade dress, commercial symbols and other indications of origin, patents and applications for patents, proprietary information and trade secrets and other proprietary rights, (ii) identified tangible personal property of netExs, (iii) identified accounts and accounts receivable and (iv) identified contracts.

         The technology acquired from netExs consists of zero-client Web-enabled user interface technology for query and reporting functions that are tightly integrated with Microsoft SQL Server 2000 Analysis Services. SPSS considers the acquired technology important to serving the analytical reporting needs of the sizeable number of its customers and prospects that it believes are adopting Microsoft's platform.

         The aggregate purchase price for the netExs assets was determined by the parties in arms-length negotiations and consisted of guaranteed and contingent payments. The guaranteed portion of the purchase price in the amount of $1,000,000 was delivered by SPSS to netExs.

         The asset purchase is not deemed to be material to the business of SPSS, taken in its entirety.

         Jonathan Otterstatter, the Executive Vice President, Chief Technology Officer of SPSS, is also a member of the board of managers of netExs. Before SPSS's board of directors voted to approve the purchase of the netExs assets, Mr. Otterstatter fully disclosed his relationship with netExs and his interest in the transaction to SPSS's board of directors as required under Section 144 of the Delaware General Corporation Law. After considering the relevant factors concerning the assets, business and operations of netExs, including Mr. Otterstatter's relationship with netExs, SPSS's Board of Directors voted to approve and authorize the purchase of the netExs assets. Mr. Otterstatter has not received and will not receive any remuneration in connection with the transaction.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPSS INC.

                                    By:   /s/ Robert Brinkmann
                                      -----------------------------------------
                                             Robert Brinkmann,
                                             Assistant Secretary and Controller

         Dated:  July 30, 2002




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